SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)      September 26, 2005
LADENBURG THALMANN FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code      (212) 409-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     In August 2005, Ladenburg Thalmann & Co. Inc. (“Ladenburg”), the primary operating subsidiary of Ladenburg Thalmann Financial Services Inc. (the “Company”), entered into employment agreements with Steven M. Cohen and Barry Rabkin. Pursuant to the agreements, effective September 26, 2005:
•	Mr. Cohen purchased 500,000 shares of the Company’s common stock at $0.45 per share for an aggregate purchase price of $225,000. Additionally, Mr. Cohen committed to purchase a total of 3,500,000 shares of the Company’s common stock at $0.53 through the use of compensation to be earned by Mr. Cohen (in accordance with the terms of the employment agreement).

•	Mr. Rabkin purchased 1,000,000 shares of the Company’s common stock at $0.45 per share for an aggregate purchase price of $450,000.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Subscription Agreement between Ladenburg Thalmann Financial Services Inc. and Steven Cohen

10.2	Stock Purchase Agreement between Ladenburg Thalmann Financial Services Inc. and Steven Cohen

10.3	Incentive Stock Purchase Agreement between Ladenburg Thalmann Financial Services Inc. and Steven Cohen

10.4	Subscription Agreement between Ladenburg Thalmann Financial Services Inc. and Barry Rabkin

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 30, 2005

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Salvatore Giardina
	Name:	Salvatore Giardina
	Title:	Vice President and Chief Financial Officer

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